Exhibit 99.1 PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS STRONG RESULTS FOR

THE FOURTH QUARTER 2006; COMPARABLE REVPAR INCREASED BY 10.6%

McLean, VA, February 12, 2007 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its financial results for the quarter ended December 31, 2006.

Consolidated Financial Results

For the fourth quarter 2006, the Company reported total revenue of $124.7 million and net income available to common stockholders of $5.5 million, or $.09 per diluted common share, compared to total revenue of $74.7 million and net income available to common stockholders of $3.1 million, or $.06 per diluted common share, for the fourth quarter 2005. Funds from operations (FFO) available to common stockholders were $17.6 million, or $.29 per diluted common share, for the fourth quarter 2006, compared to $10.8 million, or $.21 per diluted common share, for the fourth quarter 2005. FFO available to common stockholders is defined as net income (loss) available to common stockholders, excluding depreciation and amortization and gains (losses) on sales of hotel properties. EBITDA was $30.5 million, or $.51 per diluted common share, for the fourth quarter 2006, compared to $19.4 million, or $.38 per diluted common share, for the fourth quarter 2005. EBITDA is defined as net income before interest, income taxes and depreciation and amortization.

“We are very pleased with our portfolio’s performance during the fourth quarter and the entire year,” said James L. Francis, Highland’s President and Chief Executive Officer. “For the quarter, EBITDA was above the midpoint of our guidance range, while our FFO per diluted common share of $.29 was at the high end of our guidance range. Additionally, despite tough comparisons from the prior year, which included displaced Hurricane Katrina business, our portfolio continued to achieve impressive RevPAR gains, significantly outpacing the industry’s overall fourth quarter RevPAR growth of 6.0%. Especially strong results were seen in our

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

properties located in the Boston, Phoenix, Nashville, Denver and Tampa markets. For the full year, our FFO per diluted common share of $1.08 exceeded our guidance range. Additionally, RevPAR was up approximately 13.2% and 11.2% for our comparable hotel portfolio and total hotel portfolio, resulting in operating margin increases of approximately 250 and 320 basis points, respectively. This double-digit RevPAR growth compares extremely well to the industry’s overall full year RevPAR growth of 7.5%, including 7.4% and 8.5% for the upper-upscale and upscale segments, respectively, in which a majority of our properties compete.”

For the year ended December 31, 2006, the Company reported total revenue of $422.6 million and net income available to common stockholders of $26.6 million, or $.44 per diluted common share, compared to total revenue of $238.8 million and net income available to common stockholders of $8.0 million, or $.18 per diluted common share, for the prior year. Included in net income available to common stockholders for the year ended December 31, 2006 is a gain of $9.2 million, or $.16 per diluted common share, from the sales of the Marriott Mount Laurel hotel and the Barceló Tucancun Beach resort, and a charge of $1.1 million, or $.02 per diluted common share, for the write-off of deferred financing costs related to the extinguishment of the Company’s term loan facility. Adjusted FFO available to common stockholders was $62.7 million, or $1.08 per diluted common share, for the year ended December 31, 2006, compared to $32.1 million, or $.75 per diluted common share, for the prior year. Adjusted FFO available to common stockholders is defined as FFO available to common stockholders, excluding non-recurring items, such as gains (losses) on early extinguishments of debt. Adjusted EBITDA was $108.6 million, or $1.87 per diluted common share, for the year ended December 31, 2006, compared to $57.2 million, or $1.34 per diluted common share, for the prior year. Adjusted EBITDA is defined as EBITDA, excluding gains (losses) on sales of hotel properties and other non-recurring items, such as gains (losses) on early extinguishments of debt.

FFO available to common stockholders, adjusted FFO available to common stockholders, EBITDA and adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for additional information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Hotel Operating Performance

Included in the following tables are comparisons of occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating metrics that the Company uses to assess the performance of its hotel properties, for the fourth quarter 2006 and 2005 and years ended December 31, 2006 and 2005. The comparisons do not include the operating results for the sold Barceló Tucancun Beach resort and Marriott Mount Laurel hotel or the newly developed Courtyard Gaithersburg Washingtonian Center hotel. Since eight of the Company’s hotels owned as of December 31, 2006 were acquired at various times during 2005 and 2006, the key operating metrics for the total hotel portfolio reflect the operating results of those eight hotels under previous ownership for either a portion of, or the entire, fourth quarter 2005 and years ended December 31, 2006 and 2005.

Key Operating Metrics	Quarter Ended December 31, 2006			Quarter Ended December 31, 2005
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Total Hotel Portfolio (25 hotels)	68.4%	$146.19	$99.93	67.9%	$136.07	$92.39
Comparable Hotel Portfolio (17 hotels) (1)	67.8%	$135.71	$92.07	67.9%	$122.57	$83.22

(1)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the fourth quarter 2006, RevPAR for the Company’s total hotel portfolio increased 8.2% to $99.93, versus the same period in 2005. Occupancy increased by 0.5 percentage points to 68.4%, while ADR increased by 7.4% to $146.19. For the Company’s comparable hotel portfolio, RevPAR increased 10.6% to $92.07, versus the same period in 2005. Occupancy decreased by 0.1 percentage point to 67.8%, while ADR increased by 10.7% to $135.71.

	Year Ended December 31, 2006			Year Ended December 31, 2005
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Total Hotel Portfolio (25 hotels)	71.7%	$141.50	$101.43	70.0%	$130.34	$91.24
Comparable Hotel Portfolio (17 hotels) (1)	71.1%	$132.15	$94.00	69.1%	$120.17	$83.05

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

(1)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the year ended December 31, 2006, RevPAR for the Company’s total hotel portfolio increased 11.2% to $101.43, versus the same period in 2005. Occupancy increased by 1.7 percentage points to 71.7%, while ADR increased by 8.6% to $141.50. For the Company’s comparable hotel portfolio, RevPAR increased 13.2% to $94.00, versus the same period in 2005. Occupancy increased by 2.0 percentage points to 71.1%, while ADR increased by 10.0% to $132.15.

For the fourth quarter 2006, the Company’s hotel properties contributed $124.7 million of total revenue and $35.1 million of hotel operating income. For the year ended December 31, 2006, the Company’s hotel properties contributed $422.6 million of total revenue and $121.5 million of hotel operating income. Included in the following tables are comparisons of hotel operating income and hotel operating income margins for the fourth quarter 2006 and 2005 and years ended December 31, 2006 and 2005. The comparisons do not include the operating results for the sold Barceló Tucancun Beach resort and Marriott Mount Laurel hotel or the newly developed Courtyard Gaithersburg Washingtonian Center hotel. Since eight of the Company’s hotels owned as of December 31, 2006 were acquired at various times during 2005 and 2006, the hotel operating income and hotel operating income margins for the total hotel portfolio reflect the operating results of those eight hotels under previous ownership for either a portion of, or the entire, fourth quarter 2005 and years ended December 31, 2006 and 2005.

Hotel Operating Income and Margins	Quarter Ended December 31, 2006		Quarter Ended December 31, 2005
	$(1)	%(2)	$(1)	%(2)
Total Hotel Portfolio (25 hotels)	$34.4	28.1%	$30.5	26.3%
Comparable Hotel Portfolio (17 hotels) (3)	$20.1	30.0%	$18.5	29.4%

(1)	In millions

(2)	Percentage of hotel revenue

(3)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

For the fourth quarter 2006, hotel operating income for the Company’s total hotel portfolio increased 12.8% to $34.4 million versus the same period in 2005 and hotel operating income margins increased by 1.8 percentage points to 28.1%. For the Company’s comparable hotel portfolio, hotel operating income increased 8.9% to $20.1 million versus the same period in 2005 and hotel operating income margins increased by 0.6 percentage points to 30.0%. The increase in hotel operating income margins for the Company’s comparable hotel portfolio was negatively impacted by renovation and repositioning efforts at two of the Company’s hotel properties and difficult comparisons at several hotel properties that experienced displaced Hurricane Katrina business in the fourth quarter 2005.

	Year Ended December 31, 2006		Year Ended December 31, 2005
	$(1)	%(2)	$(1)	%(2)
Total Hotel Portfolio (25 hotels)	$120.4	28.8%	$97.7	25.6%
Comparable Hotel Portfolio (17 hotels) (3)	$75.1	29.9%	$61.6	27.4%

(1)	In millions

(2)	Percentage of hotel revenue

(3)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the year ended December 31, 2006, hotel operating income for the Company’s total hotel portfolio increased 23.3% to $120.4 million versus the same period in 2005 and hotel operating income margins increased by 3.2 percentage points to 28.8%. For the Company’s comparable hotel portfolio, hotel operating income increased 21.9% to $75.1 million versus the same period in 2005 and hotel operating income margins increased by 2.5 percentage points to 29.9%.

Balance Sheet / Liquidity

As of December 31, 2006, the Company had $37.3 million of cash and cash equivalents and $22.3 million of restricted cash. Total assets were $1,313 million, including $1,208 million of net investment in hotel properties, long-term debt was $646.4 million, and stockholders’ equity was $605.6 million.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

During the fourth quarter 2006, the Company generated $29.3 million of cash flow from operations and used $16.7 million in net investing activities, including $13.5 million in hotel capital expenditures. The Company also used $5.5 million in net financing activities, including $12.9 million in dividend payments to common and preferred stockholders, offset by a borrowing of $10.0 million from the Company’s revolving credit facility.

In November 2006, the Company exercised the accordion feature of its revolving credit facility and increased its borrowing capacity under the facility to $200 million. As of January 31, 2007, the Company had approximately $30 million of cash and cash equivalents and $86 million of remaining borrowing capacity under its $200 million revolving credit facility.

Dividend Update

During the fourth quarter 2006, the Company increased its quarterly common dividend to $.22 per share, which is the Company’s fourth consecutive quarterly dividend increase. The dividend, payable to the Company’s common stockholders of record as of December 31, 2006, was paid on January 12, 2007. On November 15, 2006, the Company paid its previously announced quarterly cash dividend of $.4921875 per share of Series A Cumulative Redeemable Preferred Stock.

The level of future dividends payable to stockholders will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

2007 Outlook

After finalizing the Company’s hotel budgets and operating trends for 2007 and its recent review of the current lodging industry environment, the Company reiterates its previous RevPAR guidance for 2007 of an 8.0% – 9.5% increase across its hotel portfolio. Based on this RevPAR growth range, the Company estimates that for the full year 2007:

–	Total revenues will range between $504.7 – $512.2 million;

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

–	Net income per diluted common share will range between $.49 – $.56;

–	FFO per diluted common share will range between $1.38 – $1.46;

–	EBITDA will range between $135.9 – $140.7 million;

–	Corporate general and administrative expenses, including non-cash, stock-based compensation, will be $15.0 million;

–	Interest expense will be $44.1 million; and

–	Weighted-average number of diluted common shares will be 60.5 million.

Excluding approximately $30 – $40 million in capital expenditures, the Company’s 2007 outlook does not assume additional capital events, including future acquisitions, dispositions or major fundraising activities.

The Company also estimates that for the first quarter 2007:

–	Total revenues will range between $117.7 – $119.5 million;

–	Net income per diluted common share will range between $.08 – $.10;

–	FFO per diluted common share will range between $.29 – $.31;

–	EBITDA will range between $29.1 – $30.1 million; and

–	Weighted-average number of diluted common shares will be 60.3 million.

Mr. Francis stated, “Our portfolio is poised to deliver exceptional growth in 2007. We believe our acquisitions in key markets, as well as our recent renovations and continued asset management efforts, will once again drive above-market growth in terms of RevPAR, EBITDA and FFO per share. In addition, we believe our positive outlook and strong growth in 2007 will translate into future increases in our dividend.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 9:30 a.m. Eastern Time on Tuesday, February 13, 2007, to discuss its fourth quarter 2006 financial results. The number to call for this interactive teleconference is 1 (800) 895-0198 (within the U.S.) and 1 (785) 424-

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

1053 (for international calls). The conference I.D. is Highland. A playback will be available through February 27, 2007. To listen to a replay of the call, please call 1 (800) 839-1337 (within the U.S.) or 1 (402) 220-0489 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the fourth quarter 2006 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through May 14, 2007.

Non-GAAP Financial Measures

Included in this press release are certain non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Non-GAAP financial measures are measures of the Company’s historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles (GAAP). These include: FFO available to common stockholders, adjusted FFO available to common stockholders, EBITDA, and adjusted EBITDA. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO available to common stockholders – FFO available to common stockholders is defined as net income (loss) available to common stockholders, excluding depreciation and amortization and gains (losses) on sales of hotel properties. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Accordingly, the Company believes that FFO available to common stockholders is a useful financial measure for investors and management because it provides another indication of the Company’s performance, excluding real estate related depreciation and amortization. The Company also excludes gains (losses) on sales of hotel properties from net income (loss) available to common stockholders because it

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

believes that by excluding gains (losses) on sales of hotel properties, investors and management are provided a more comparable financial measure of its operating performance.

Adjusted FFO available to common stockholders – The Company further adjusts FFO available to common stockholders to exclude certain other non-recurring items, such as gains (losses) on early extinguishments of debt, because it believes that by excluding these non-recurring items, investors and management are provided a more comparable financial measure of its operating performance.

EBITDA – EBITDA is defined as net income before interest, income taxes and depreciation and amortization. The Company believes it is a useful financial measure for investors and management because it provides an indication of the operating performance of the Company’s hotel properties and is not impacted by the Company’s capital structure.

Adjusted EBITDA – The Company further adjusts EBITDA to exclude gains (losses) on sales of hotel properties and certain other non-recurring items, such as gains (losses) on early extinguishments of debt, because it believes that by excluding non-recurring items, investors and management are provided a more comparable financial measure of its operating performance.

The calculation of FFO available to common stockholders, adjusted FFO available to common stockholders, and adjusted EBITDA may vary from entity to entity, and as such, the presentation of these non-GAAP financial measures by the Company may not be comparable to FFO available to common stockholders, adjusted FFO available to common stockholders, and adjusted EBITDA reported by other REITs.

About Highland Hospitality

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment in the United States. The Company currently owns 26 hotel properties with an aggregate of 8,239 rooms in 13 states and the District of Columbia.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, the ability of the Company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s current and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2006	2005
ASSETS
Investment in hotel properties, net	$1,207,812	$910,532
Deposits on hotel property acquisitions	—	8,202
Cash and cash equivalents	37,302	64,761
Restricted cash	22,310	21,486
Accounts receivable, net	17,162	12,927
Prepaid expenses and other assets	24,182	34,401
Deferred financing costs, net	4,429	4,522

Total assets	$1,313,197	$1,056,831

LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt	$646,432	$494,799
Accounts payable and accrued expenses	39,675	23,163
Dividends payable	14,055	7,327
Other liabilities	2,901	2,718

Total liabilities	703,063	528,007

Minority interest in operating partnership	4,497	4,500
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Stock; 3,200,000 shares issued and outstanding ($81,033 liquidation preference)	77,112	77,112
Common stock, $.01 par value; 500,000,000 shares authorized; 61,327,647 shares and 51,969,372 shares issued, respectively	613	519
Additional paid-in capital	578,966	477,876
Treasury stock, at cost; 223,160 shares and 160,992 shares, respectively	(2,612)	(1,772)
Cumulative dividends in excess of net income	(48,442)	(29,411)

Total stockholders’ equity	605,637	524,324

Total liabilities and stockholders’ equity	$1,313,197	$1,056,831

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUE
Rooms	$79,178	$46,671	$278,652	$156,370
Food and beverage	39,326	25,088	123,216	73,505
Other	6,188	2,907	20,720	8,892

Total revenue	124,692	74,666	422,588	238,767

EXPENSES
Hotel operating expenses:
Rooms	17,740	10,763	61,283	35,706
Food and beverage	25,780	15,697	82,973	49,403
Other direct	3,151	1,233	10,509	4,309
Indirect	42,892	25,433	146,303	84,835

Total hotel operating expenses	89,563	53,126	301,068	174,253
Depreciation and amortization	12,504	7,346	43,341	22,845
Corporate general and administrative:
Stock-based compensation	2,007	790	6,404	3,222
Other	2,570	1,527	8,688	6,445

Total operating expenses	106,644	62,789	359,501	206,765

Operating income	18,048	11,877	63,087	32,002

Interest income	412	1,028	1,839	1,819
Interest expense	10,576	7,138	38,929	24,683
Loss on early extinguishment of debt	—	—	996	—

Income before income taxes, minority interest in operating partnership and discontinued operations	7,884	5,767	25,001	9,138

Income tax expense	(1,191)	(703)	(2,731)	(114)
Minority interest in operating partnership	(62)	(79)	(286)	(151)

Income from continuing operations	6,631	4,985	21,984	8,873

Discontinued operations:
Income (loss) from hotel properties sold	—	(318)	1,649	800
Gain on sale of hotel properties	476	—	9,242	—

Total income (loss) from discontinued operations	476	(318)	10,891	800

Net income	7,107	4,667	32,875	9,673
Preferred stock dividends	(1,575)	(1,578)	(6,300)	(1,627)

Net income available to common stockholders	$5,532	$3,089	$26,575	$8,046

Net income (loss) per common share—basic:
Continuing operations	$0.08	$0.07	$0.26	$0.16
Discontinued operations	0.01	(0.01)	0.19	0.02

Net income available to common stockholders (1)	$0.09	$0.06	$0.45	$0.18

Net income (loss) per common share—diluted:
Continuing operations	$0.08	$0.07	$0.26	$0.16
Discontinued operations	0.01	(0.01)	0.19	0.02

Net income available to common stockholders (1)	$0.09	$0.06	$0.44	$0.18

Weighted-average number of common shares outstanding—basic	59,511,951	51,055,273	57,840,143	42,455,438
Weighted-average number of common shares outstanding—diluted	60,136,215	51,355,162	58,233,831	42,702,401

(1)	per share amounts may not add due to rounding

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

2006 AND 2005 RESULTS

The following table reconciles FFO and adjusted FFO available to common stockholders to net income available to common stockholders for the three months and years ended December 31, 2006 and 2005:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income available to common stockholders	$5,532	$3,089	$26,575	$8,046
Adjustments: Depreciation and amortization	12,504	7,346	43,341	22,845
Depreciation and amortization from discontinued operations	—	400	1,032	1,213
Gain on sale of hotel properties	(476)	—	(9,242)	—

FFO available to common stockholders	17,560	10,835	61,706	32,104

Adjustment: Loss on early extinguishment of debt	—	—	996	—

Adjusted FFO available to common stockholders	$17,560	$10,835	$62,702	$32,104

FFO per common share:
Basic	$0.30	$0.21	$1.07	$0.76
Diluted	$0.29	$0.21	$1.06	$0.75

Adjusted FFO per common share:
Basic	$0.30	$0.21	$1.08	$0.76
Diluted	$0.29	$0.21	$1.08	$0.75

The following table reconciles EBITDA and adjusted EBITDA to net income for the three months and years ended December 31, 2006 and 2005:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income	$7,107	$4,667	$32,875	$9,673
Adjustments: Depreciation and amortization	12,504	7,346	43,341	22,845
Interest expense	10,576	7,138	38,929	24,683
Interest income	(412)	(1,028)	(1,839)	(1,819)
Income tax expense	1,191	703	2,731	114
Discontinued operations (1)	(476)	542	951	1,661

EBITDA	30,490	19,368	116,988	57,157

Adjustments: Loss on early extinguishment of debt	—	—	996	—
Gain on sale of hotel properties	—	—	(9,343)	—

Adjusted EBITDA	$30,490	$19,368	$108,641	$57,157

Adjusted EBITDA per common share:
Basic	$0.51	$0.38	$1.88	$1.35
Diluted	$0.51	$0.38	$1.87	$1.34

(1)	reflects depreciation and amortization, interest expense and income taxes included in discontinued operations

2007 GUIDANCE

The following table reconciles FFO available to common stockholders to net income available to common stockholders for the first quarter 2007 and full year 2007:

	First Quarter 2007		Full Year 2007
	Low	High	Low	High
Net income available to common stockholders	$5,028	$5,947	$29,706	$34,055
Adjustment: Depreciation and amortization	12,648	12,648	53,938	53,938

FFO available to common stockholders	$17,676	$18,595	$83,644	$87,993

FFO per diluted common share (1)	$0.29	$0.31	$1.38	$1.46

The following table reconciles EBITDA to net income for the first quarter 2007 and full year 2007:

	First Quarter 2007		Full Year 2007
	Low	High	Low	High
Net income	$6,603	$7,522	$36,006	$40,355
Adjustments: Depreciation and amortization	12,648	12,648	53,938	53,938
Interest expense	10,843	10,843	44,140	44,140
Interest income	(285)	(285)	(1,140)	(1,140)
Income tax expense (benefit)	(620)	(707)	3,019	3,353

EBITDA	$29,189	$30,021	$135,963	$140,646

(1)	the weighted-average number of common shares outstanding used to determine FFO per diluted common share was approximately 60.3 million and 60.5 million for the first quarter 2007 and full year 2007, respectively.